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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                               CURRENT REPORT ON
                                    Form 8-K
                              filed July 24, 2001

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 24, 2001



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)




                                    DELAWARE
                          (State or other jurisdiction
                        of incorporation or organization)

              1-12935                                     75-2815171
      (Commission File Number)                         (I.R.S. Employer
                                                      Identification No.)


       5100 TENNYSON PARKWAY
             SUITE 3000
            PLANO, TEXAS                                    75024
(Address of principal executive offices)                  (Zip code)



Registrant's telephone number, including area code:     (972) 673-2000







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ITEM 5.  OTHER EVENTS.

On July 24, 2001, the Company issued the press release attached hereto as
Exhibit 99.1 announcing the Company's private offering of $75,000,000 of senior subordinated notes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Exhibits:

           99.1 Company press release dated July 24, 2001 titled "Denbury Resources Announces Private Offering of $75,000,000 of Senior Subordinated Notes."

ITEM 9.  REGULATION FD DISCLOSURE.

Preliminary Second Quarter Results

The Company is scheduled to release its earnings for the second quarter of 2001 on August 2, 2001. As of the date hereof, although these results were not yet available, the Company does not expect results for the second quarter to vary significantly from our current forecasts. The Company's forecast for average daily production for the quarter is approximately 28,000 BOE/d. The Company's forecast for lease operating expenses is approximately $5.25 per BOE, excluding taxes, and the Company expects production taxes for the second quarter to be down slightly from the first quarter expense of $1.09 per BOE to approximately $1.05 per BOE. The Company's second quarter forecasted depletion, depreciation and amortization expense is approximately $5.15 per BOE and general and administrative expense is approximately $1.10 per BOE. The Company expects that its oil production during the second quarter was sold at an average discount to NYMEX oil prices of approximately $4.50 to $5.00 per Bbl and its natural gas production was sold at an average premium to NYMEX natural gas prices of 2% to 4%. The Company expects that the effect of generally lower prices for oil and natural gas in the second quarter as compared to the first quarter of 2001 will have a negative effect on quarter-to-quarter earnings and cash flow, offset to some degree by increases in production quantities.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                   DENBURY RESOURCES INC.
                                                        (Registrant)


Date: July 24, 2001                         By: /s/ PHIL RYKHOEK
                                               ---------------------------------
                                                      Phil Rykhoek
                                                 Chief Financial Officer
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                                 EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
 99.1             Company press release dated July 24, 2001 titled "Denbury
                  Resources Announces Private Offering of $75,000,000 of
                  Senior Subordinated Notes."